As filed with the Securities and Exchange Commission on January 25, 2013
Registration No. 333-186187

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________________________________

THE SCOTTS MIRACLE-GRO COMPANY
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-1414921 (I.R.S. Employer Identification No.)
14111 Scottslawn Road
Marysville, Ohio 43041
(Address of Principal Executive Offices)
____________________________________________

THE SCOTTS MIRACLE-GRO COMPANY LONG-TERM INCENTIVE PLAN
(Full title of the plan)
____________________________________________

David C. Evans Chief Financial Officer and Executive Vice President, Strategy and Business Development The Scotts Miracle-Gro Company 14111 Scottslawn Road Marysville, Ohio 43041 (937) 644-0011	Copy to: J. Steven Patterson, Esq. Hunton & Williams LLP 2200 Pennsylvania Ave., N.W. Washington, DC 20037 (202) 955-1500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

__________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer    ☒            Accelerated filer            ☐
Non-accelerated filer    ☐            Smaller reporting company    ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to our Registration Statement on Form S-8 (Registration No. 333-186187) originally filed January 24, 2013 is filed solely to refile (i) Exhibit 5.1, Opinion of General Counsel of the Company, including Exhibit 23.2, Consent of General Counsel of Company (included in Exhibit 5.1); and (ii) Exhibit 23.1, Consent of Deloitte & Touche LLP, independent registered public accounting firm. No changes have been made to these exhibits as originally filed, other than to correct EDGAR tags that had caused the exhibits to appear switched in the EDGAR system when originally filed.

Part II

Item 8.  Exhibits.

A list of exhibits included as part of this Post-Effective Amendment No. 1 to the Registration Statement is set forth on the Exhibit Index, which immediately precedes the exhibits and is incorporated by reference herein.

[Remainder of page intentionally left blank; signatures on following page.]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 25th day of January, 2013.

THE SCOTTS MIRACLE-GRO COMPANY

By: /s/ DAVID C. EVANS
David C. Evans
Chief Financial Officer and Executive Vice President, Strategy and Business Development

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN H. BARRY*	Director	January 25, 2013
Alan H. Barry

/s/ DAVID C. EVANS	Chief Financial Officer and	January 25, 2013
David C. Evans	Executive Vice President, Strategy and Business Development (Principal Financial Officer and Principal Accounting Officer)

/s/ JAMES HAGEDORN*	Chief Executive Officer,	January 25, 2013
James Hagedorn	Chairman of the Board and Director (Principal Executive Officer)

/s/ ADAM HANFT*	Director	January 25, 2013
Adam Hanft

/s/ STEPHEN L. JOHNSON*	Director	January 25, 2013
Stephen L. Johnson

/s/ WILLIAM G. JURGENSEN*	Director	January 25, 2013
William G. Jurgensen

/s/ THOMAS N. KELLY JR.*	Director	January 25, 2013
Thomas N. Kelly Jr.

/s/ CARL F. KOHRT, PH.D.*	Director	January 25, 2013
Carl F. Kohrt, Ph.D.

/s/ KATHERINE HAGEDORN LITTLEFIELD*	Director	January 25, 2013
Katherine Hagedorn Littlefield

/s/ NANCY G. MISTRETTA*	Director	January 25, 2013
Nancy G. Mistretta

/s/ MICHAEL E. PORTER, PH.D.*	Director	January 25, 2013
Michael E. Porter, Ph.D.

/s/ STEPHANIE M. SHERN*	Director	January 25, 2013
Stephanie M. Shern

/s/ JOHN S. SHIELY*	Director	January 25, 2013
John S. Shiely

*By:    _/s/ DAVID C. EVANS_______________
David C. Evans, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description
4.1
Initial Articles of Incorporation of The Scotts Miracle-Gro Company as filed with the Ohio Secretary of State on November 22, 2004, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8‑K of The Scotts Miracle-Gro Company (the “Registrant”) filed on March 24, 2005 [File No. 1-11593]

4.2
Certificate of Amendment by Shareholders to Articles of Incorporation of The Scotts Miracle-Gro Company as filed with the Ohio Secretary of State on March 18, 2005, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8‑K filed on March 24, 2005 [File No. 1-11593]

4.3	Code of Regulations of The Scotts Miracle-Gro Company, incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8‑K filed on March 24, 2005 [File No. 1-11593]
5.1	Opinion of General Counsel of the Company*
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm*
23.2	Consent of General Counsel of the Company (included in Exhibit 5.1)*
24.1	Powers of Attorney, incorporated herein by reference to Exhibit 24.1 to the Registrant's Form S-8 Registration Statement filed January 24, 2013 [File No. 1-11593]
99.1	The Scotts Miracle-Gro Company Long-Term Incentive Plan, incorporated herein by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed January 24, 2013 [File No. 1-11593]

________________________
* Filed herewith.

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